UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

BIOATLA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39787	85-1922320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11085 Torreyana Road
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 558-0708

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BCAB	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2024, BioAtla, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue, in a registered direct offering (the “Registered Offering”), an aggregate of (a) 9,679,158 shares (the “Shares”) of common stock, $0.0001 par value per share, of the Company (the “Common Stock”), and (b) warrants to purchase 9,679,158 shares of the Company’s common stock (the “Warrants”) to the Purchasers. Each Purchaser’s Warrant is exercisable for a number of shares of Common Stock equal to one hundred percent of the aggregate number of shares of Common Stock purchased by such Purchaser. The combined offering price per share of Common Stock and accompanying Warrant is $0.9520. The Warrants are initially exercisable six months following the date of issuance at an exercise price of $1.19 per share, and will expire 5.5 years from the date of issuance.

The Warrants include certain rights upon “fundamental transactions” as described in the Warrants, including the right of the holders thereof to receive from the Company or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock in such fundamental transaction in the amount of the Black Scholes value (as described in such Warrants) of the unexercised portion of the applicable Warrants on the date of the consummation of such fundamental transaction. The Warrants must be exercised by means of cash unless, at the time of such exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance of the Warrants to the Purchaser whereby they may “cashless exercise.” The exercise price is subject to adjustment in the event of stock dividends, stock splits, rights offerings or other distributions to holders of Common Stock, reorganizations or similar events affecting the Common Stock and the exercise price.

The aggregate gross proceeds to the Company from the Registered Offering are expected to be approximately $9.2 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds to be received by it in the offering, along with its existing cash and cash equivalents, to fund its research and development efforts, including to reach several key inflection points for its mid-stage clinical T-Cell Engager (TCE) and Antibody Drug Conjugate (ADC) programs: BA3182 (CAB-EpCAM x CAB-CD3 TCE) Phase 1 dose escalation data (expected readout 2Q25) and Phase 2 expansion data (expected readout 1H26); and mecbotamab vedotin (CAB-AXL-ADC) Phase 2B data in mutated KRAS (mKRAS) non-small cell lung cancer (NSCLC) (expected readout 1H26), to support its partnering activities, and for working capital and other general corporate purposes. The Shares and Warrants are being offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-262528) that was filed with the Securities and Exchange Commission (“SEC”) and declared effective on May 18, 2022, and a prospectus supplement dated December 19, 2024. The Registered Offering is expected to close on or about December 20, 2024 subject to the satisfaction of customary closing conditions.

Tungsten Advisors (through its Broker-Dealer, Finalis Securities LLC) acted as the sole placement agent for the Registered Offering.

The Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. In the Purchase Agreement, subject to certain exceptions, the Company has agreed that it will not (i) issue or enter into an agreement, or announce the issuance or proposed issuance of, any shares of Common Stock or Common Stock equivalents for a period of 75 days or (ii) effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a variable rate transaction, for a period of 180 days from the date of the Purchase Agreement.

In addition, pursuant to certain lock-up agreements that were required to be entered into as a condition to the closing of the Registered Offering, the Company’s officers and directors have agreed, for a period of 75 days from the closing date of the Offering, among other things, not to offer, sell, agree to offer or sell, solicit offers to purchase, convert, exercise, exchange, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of or transfer any securities of the Company or otherwise publicly disclose the intention to do so, subject to certain exceptions.

The foregoing is only a summary of the terms of the Purchase Agreement and the Warrants issued under the Purchase Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Purchase Agreement, a copy of which is attached to this report as Exhibit 10.1 and (ii) the form of Warrant issued under the Purchase Agreement, a copy of which is attached to this report as Exhibit 4.1.

A copy of the legal opinion and consent of Orrick, Herrington & Sutcliffe LLP, counsel to the Company, relating to the Shares and the Warrants is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On December 20, 2024, the Company issued a press release announcing the pricing of the Registered Offering. A copy of the press release has been filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Warrant

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP

10.1	Form of Securities Purchase Agreement, dated as of December 19, 2024

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

99.1	Press Release, dated December 20, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioAtla, Inc.

Date: December 20, 2024	By:	/s/ Jay M. Short
Name: Jay M. Short
Title: Chief Executive Officer